EXHIBIT 23.1

CONSENT OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM

We hereby consent to the incorporation by reference in this Amendment No. 2 to Registration Statement on Form S-3 (No. 333-152188) of our reports dated March 31, 2008 relating to the consolidated financial statements and the effectiveness of internal control over financial reporting, which appears in TerreStar Corporation’s Annual Report on Form 10-K for the year ended December 31, 2007.   We also consent to the reference to us under the headings “Experts” in such Registration Statement.

/s/ Friedman LLP

East Hanover, New Jersey
September 11 , 2008